UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  March 31, 2004




                         ARROWHEAD RESEARCH CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                 000-21898                46-0408024
           --------                 ---------                ----------
(State or other jurisdiction      (Commission             (I.R.S. Employer
      of  incorporation)          File  Number)         Identification  No.)


            150 S. Los Robles, Ste. 480, Pasadena, CA          91101
           --------------------------------------------        -----
           (Address  of  principal  executive  offices)      (Zip Code)


Registrant's telephone number, including area code:  (626) 792-5549


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

Changes in the Composition of the Board of Directors
----------------------------------------------------

     Arrowhead Research Corporation (the "Company") has previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission, for the purpose of registering for resale under the Securities Act of 1933, as amended (the "Securities Act") all of the outstanding shares of the Company's common stock and common stock purchase warrants that were issued without registration under the Securities Act in connection with the transactions that resulted in the January 12, 2004 change in control of the Company's ownership and plan of operations. The Registration Statement on Form S-3 has not yet become effective, and none of the securities may publicly be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities covered by the Registration Statement on Form S-3 in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     An application is being submitted to The NASDAQ Stock Market for the approval of the Company's common stock and stock purchase warrants for quotation on The NASDAQ SmallCap Market as of such time as the Registration Statement becomes effective under the Securities Act. Among other conditions to a listing on The NASDAQ SmallCap Market, the Company must have a majority of "independent directors," as defined in the NASDAQ Marketplace Rules.
Accordingly, on March 31, 2004, Drs. Charles Patrick Collier and Marc W. Bockrath resigned from the Company's Board of Directors, in order to create vacancies on the Board of Directors that could be filled by individuals who would meet the "independent director" requirement for a NASDAQ listing. Prior to their resignations from the Board of Directors, there were no disagreements between the Company and either of Drs. Collier and Bockrath on any matter relating to the Company's operations, policies or practices.

     On April 5, 2004, Charles P. McKenney was elected by the Company's Board of Directors to fill one of the two vacancies on the Board created by the resignations of Drs. Collier and Bockrath. As a result of his election as a director, the Company's Board of Directors currently is comprised of five individuals, three of whom, Edward W. Frykman, LeRoy Rahn and Mr. McKenney, are "independent" for purposes of the proposed listing on The NASDAQ SmallCap Market.

     Mr. McKenney, age 65, has maintained a government affairs law practice in Pasadena, California since 1989, representing businesses and organizations in their relations with government regarding their obligations under state and local land use and trade practices laws. From 1973 through 1989, he served as Attorney for Corporate Government Affairs for Sears, Roebuck and Co., helping organize and carry out Sears' Western state and local government relations programs. Mr. McKenney has served two terms on the Pasadena, California City council, on several city boards and committees in Pasadena, including three city Charter Reform Task Forces, and as Pasadena's first appointee to the Santa Monica Mountains Conservancy Advisory Committee. He has been granted an option to purchase, at the price of $1.00, up to 25,000 shares of the Company's common stock under the Company's 2000 Stock Option Plan.


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Establishment  of  an  Audit  Committee.
---------------------------------------

     With the addition of Mr. McKenney to the Board of Directors, an Audit Committee of the Board of Directors has been established, comprised of the three independent directors, Messrs. Frykman, Rahn and McKenney. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles, financial reporting practices, and its system of internal accounting controls. The Audit Committee is also responsible for maintaining communication between the Board of Directors and the Company's independent accountants. The Board of Directors has determined that Mr. Frykman is an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B under the Securities Exchange Act of 1934.

Adoption of Code of Corporate Conduct
-------------------------------------

     The Company's Board of Directors also has adopted a Code of Corporate Conduct that applies to all of the Company's employees, including its chief executive officer, chief financial and accounting officer, president and any persons performing similar functions. A copy of the Code of Corporate Conduct is filed herewith as an Exhibit to this Current Report on Form 8-K, and shortly will be available on the Company's internet website at www.arrowres.com, or by
                                                         ----------------
written request addressed to the Company at 150 S. Los Robles Avenue, Suite 480, Pasadena, California 91101.

Formation  of a Scientific  Advisory  Board
-------------------------------------------

     Concurrent with their resignations from the Company's Board of Directors, Drs. Bockrath and Collier were elected to serve on the Company's newly established Scientific Advisory Board. The Scientific Advisory Board will be comprised of individuals who can provide consultation to the Company's Management on scientific matters.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (c) Exhibits. The following document is filed as an exhibit to this Current Report on Form 8-K:

          Exhibit  No.             Description             Page Number
          ------------             -----------             -----------

              14           Code of Corporate Conduct            5


ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

     Please  see  Item  5  above.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April  5,  2004
                                     ARROWHEAD  RESEARCH  CORPORATION


                                     By:  /s/ R. Bruce Stewart
                                          ----------------------------------
                                          R. Bruce Stewart, President


                                      - 4 -
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